UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: March 10, 2006

APA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-16106 (Commission File No.)	41-1347235 (IRS Employer Identification Number)

2950 NE 84th Lane, Blaine, MN 55449
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (763) 784-4995

(Former name, former address and former fiscal year, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective March 10, 2006, APA Enterprises, Inc. sold certain equipment and related intellectual property to an unrelated third party for total consideration of $1.9 million in cash and a license back of the technology within a specified field of use. The asset purchase agreement includes an additional consulting agreement for up to $100,000 over the course of one year. The transaction is more fully described in the press release included as an exhibit to this report.

Exhibit No.	Description
10.12	Asset Purchase Agreement * Certain schedules and exhibits have been omitted, but will be provided to the commission upon request.

10.13	Patent and Technology and Revenue Sharing License Agreement

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2006	APA ENTERPRISES, INC.

	By	/s/ Anil K. Jain
Anil K. Jain, Chief Executive and Chief Financial Officer (Principal Executive and Principal Financial Officer) and authorized signatory

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